UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 13, 2013

Accelerate Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 13, 2013, Accelerate Diagnostics, Inc. (the “Company”) issued a press release to publicly announce the expiration and final results of its previously announced $20,000,000 rights offering.  The rights offering expired at 5:00 p.m., New York City time, on August 7, 2013.  Through broad participation from both insiders and non-insider investors, the Company raised $20,000,000 from the rights offering, including proceeds from a standby commitment made by Abeja Ventures, LLC.

Stockholders subscribed for a total of 1,871,410 shares of the Company’s common stock pursuant to their basic subscription privileges, representing a 75% participation rate.  In addition, stockholders over subscribed for a total of 1,077,471 shares of which 203,062 shares were issued following exclusions based on the outcome of the basic subscription.  Finally, a total of 413,090 shares of common stock will be issued to the standby purchaser.  In the aggregate, the Company will issue 2,487,562 shares of common stock of which 1,719,425 shares, or 69%, were acquired by directors of the Company.

The shares of the Company’s common stock issuable pursuant to the rights offering and Standby Purchase Agreement will be issued to stockholders and the standby purchaser as promptly as practicable.

A copy of the press release announcing the expiration and final results of the rights offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Registrant on August 13, 2013, entitled “Accelerate Diagnostics Announces Final Results of Rights Offering” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)

Date: August 13, 2013	/s/ Steve Reichling
Steve Reichling
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Registrant on August 13, 2013, entitled “Accelerate Diagnostics Announces Final Results of Rights Offering” (filed herewith)